EXHIBIT 21
AFFYMETRIX, INC.
LIST OF SUBSIDIARIES
Affymetrix Biotech Ltda., a wholly-owned subsidiary incorporated in Brazil and doing business under such name.
Affymetrix Biotech Shanghai Ltd., a wholly-owned subsidiary incorporated in China and doing business under such name.
Affymetrix Japan K.K., a wholly-owned subsidiary incorporated in Japan and doing business under such name.
Affymetrix Pte Ltd, a wholly-owned subsidiary incorporated in Singapore and doing business under such name.
Affymetrix, UK Ltd, a wholly-owned subsidiary incorporated in the United Kingdom and doing business under such name.
Bender MedSystems GmbH, a wholly-owned subsidiary incorporated in Austria and doing business under such name.
eBioscience GmbH, a wholly-owned subsidiary incorporated in Germany and doing business under such name.
eBioscience, Inc., a wholly-owned subsidiary incorporated in California and doing business under such name.
eBioscience, Ltd., a wholly-owned subsidiary incorporated in the United Kingdom and doing business under such name.
eBioscience SAS, a wholly-owned subsidiary incorporated in France and doing business under such name.
Panomics, L.L.C., a wholly-owned subsidiary incorporated in California and doing business under such name.
Panomics SRL, a wholly-owned subsidiary incorporated in Italy and doing business under such name.
USB Corporation, a wholly-owned subsidiary incorporated in Ohio and doing business under such name.